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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
The Steak N Shake Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE STEAK N SHAKE COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 12, 2003

TO THE SHAREHOLDERS OF THE STEAK N SHAKE COMPANY

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Steak n Shake Company (the "Company") will be held at the Company's Corporate Office, 4th Floor, Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, on Wednesday, February 12, 2003 at 1:30 p.m., Eastern Standard Time, for the following purposes:

  1.
  To elect nine directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall be elected and qualified.

  2.
  To act upon the approval of the Company's 2003 Director Stock Option Plan, as adopted by the Board of Directors.

  3.
  To transact such other business as may properly come before the meeting and any adjournment thereof.

        The Board of Directors has fixed the close of business on December 6, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

        We urge you to sign, date and mail the enclosed proxy in the envelope provided whether or not you expect to be present in person. You may revoke the proxy at any time prior to the time the proxy is exercised by filing with the Secretary of the Company a properly executed instrument revoking such proxy, or by filing a properly executed proxy bearing a later date, or by attending the Annual Meeting and withdrawing your proxy and voting in person.

By Order of the Board of Directors
Mary E. Ham, Secretary
December 20, 2002 Indianapolis, Indiana

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT
PROMPTLY IN THE ENCLOSED ENVELOPE

THE STEAK N SHAKE COMPANY
500 Century Building
36 South Pennsylvania Street
Indianapolis, Indiana 46204
(317) 633-4100

PROXY STATEMENT
For the Annual Meeting of Shareholders
To be held February 12, 2003

        This proxy statement is furnished to the shareholders of The Steak n Shake Company in connection with the solicitation by the Company of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's Corporate Office, 4th Floor, Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, on Wednesday, February 12, 2003, at 1:30 p.m., Eastern Standard Time, and at any adjournment thereof. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about December 20, 2002.

        Each properly executed proxy returned prior to the meeting will be voted in accordance with the directions contained therein. The enclosed proxy may be revoked by the person giving it at any time before it is voted by giving written notice to the Secretary of the Company.

OUTSTANDING COMMON STOCK

        The record date for shareholders entitled to vote at the Annual Meeting was December 6, 2002. At the close of business on that date, the Company had issued and outstanding 26,945,886 shares of Common Stock entitled to vote at the Annual Meeting. Unless otherwise stated, all references herein to numbers and prices of shares of Common Stock, options and capital appreciation shares of the Company have been adjusted to reflect all stock dividends and stock splits heretofore distributed by the Company.

ACTION TO BE TAKEN AT THE ANNUAL MEETING

        Unless the shareholder otherwise specifies in the proxy, the accompanying proxy will be voted (i) FOR the election, as directors of the Company, of the nine persons named under the caption "Election of Directors", and (ii) FOR the approval of the 2003 Director Stock Option Plan.

QUORUM AND VOTING

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share registered in his/her name on the record date. Directors of the Company are elected by a plurality of the votes cast by the holders of the shares represented at the meeting. Abstentions, broker non-votes and instructions on the enclosed form of proxy to withhold authority to vote for one or more of the nominees will result in the nominee receiving fewer votes; however, the number of shares present for purposes of determining a quorum will not be reduced by such action. The 2003 Director Stock Option Plan will be approved if it receives the affirmative vote of the holders of a majority of the Company's Common Stock present or represented and voting at the Annual Meeting. Abstentions and broker non-votes with respect to any proposal will not be counted as votes for or against that proposal.

SHAREHOLDER PROPOSALS

        Shareholders may submit proposals for inclusion in the Company's proxy statement and form of proxy for shareholder action at the 2004 Annual Meeting of Shareholders if such proposals are in accordance with the regulations of the Securities and Exchange Commission and are received by the Company no later than August 20, 2003.

OWNERSHIP OF COMMON STOCK

        The following table shows the number and percentage of outstanding shares of Common Stock beneficially owned as of December 6, 2002 by each person or entity known to be the beneficial owner of more than 5% of the Common Stock of the Company:

Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
E. W. Kelley 36 South Pennsylvania Street, Suite 550 Indianapolis, IN 46204	1,788,328	(2)	6.6%
Capital Research & Management Co. SMALLCAP World Fund, Inc. 333 South Hope Street Los Angeles, CA 90071	1,699,150		6.3%

(1)
This table is based upon information supplied by directors and executive officers, Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission and information supplied by the company listed above.

(2)
Includes 73,272 shares which may be acquired pursuant to stock options exercisable within 60 days; 687,086 shares owned directly by Mr. Kelley; 407,334 shares owned of record and beneficially by Kelley & Partners, L.P., 85,181 shares owned of record and beneficially by Kelley & Partners II, L.P., and 491,411 shares and 44,044 shares owned by Kelley, Inc. and KAHM, Inc., respectively, both of which are corporations controlled by Mr. Kelley.

        The following table shows the total number of shares of Common Stock beneficially owned as of December 6, 2002, and the percentage of Common Stock so owned as of that date, with respect to (i) each director, (ii) each executive officer named in the Summary Compensation Table, and (iii) all directors and executive officers, as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
S. Sue Aramian	857,487	(2)(3)	3.2%
James W. Bear	519,684	(4)	1.9%
Alan B. Gilman	438,710	(5)	1.6%
Stephen Goldsmith	6,520	(6)	*
E. W. Kelley	1,788,328	(3)(7)	6.6%
Charles E. Lanham	441,181	(8)	1.6%
Ruth J. Person	1,000	(9)	*
Gary T. Reinwald	382,453	(10)	1.4%
J. Fred Risk	115,937	(11)	*
John W. Ryan	19,089	(12)	*
Gary S. Walker	37,130	(13)	*
James Williamson, Jr.	332,290	(14)	1.2%
All directors and executive officers as a group (22 persons)	4,868,307	(15)	18.1%

  *
  Less than 1%.

(1)
Includes shares which may be acquired pursuant to stock options exercisable within 60 days under the Company's stock option plans.

(2)
Includes 61,961 shares which may be acquired pursuant to stock options exercisable within 60 days.

(3)
Includes 407,334 shares owned of record and beneficially by Kelley & Partners, L.P. and 85,181 shares owned of record and beneficially by Kelley & Partners II, L.P. Mr. E.W. Kelley and Ms. S. Sue Aramian are Managing General Partners of Kelley & Partners, L.P and Kelley & Partners II, L.P.

(4)
Includes 59,835 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 97,259 shares owned of record and beneficially by Mr. Bear's wife, with respect to which he disclaims beneficial ownership.

(5)
Includes 126,816 shares which may be acquired pursuant to stock options exercisable within 60 days.

(6)
Includes 5,640 shares which may be acquired pursuant to stock options exercisable within 60 days.

(7)
Includes 73,272 shares which may be acquired pursuant to stock options exercisable within 60 days and 1,222,541 shares owned of record and beneficially by Mr. Kelley and his affiliates, Kelley, Inc. and KAHM, Inc.

(8)
Includes 9,765 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 10,928 shares owned of record and beneficially by Mr. Lanham's wife, with respect to which he disclaims beneficial ownership, and 29,750 shares owned by Mr. Lanham's affiliate, Hartford Heritage, LLC.

(9)
Includes 1,000 shares which may be acquired pursuant to stock options exercisable within 60 days.

(10)
Includes 72,434 shares which may be acquired pursuant to stock option exercisable within 60 days.

(11)
Includes 9,765 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 7,726 shares owned of record and beneficially by Mr. Risk's wife, with respect to which he disclaims beneficial ownership.

(12)
Includes 9,765 shares which may be acquired pursuant to stock options exercisable within 60 days.

(13)
Includes 20,130 shares which may be acquired pursuant to stock options exercisable within 60 days and 300 shares owned of record and beneficially by Mr. Walker's minor children, with respect to which he disclaims beneficial ownership.

(14)
Includes 9,765 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 19,011 shares owned of record and beneficially by Mr. Williamson's wife, with respect to which he disclaims beneficial ownership.

(15)
Includes 640,754 shares which may be acquired pursuant to stock options exercisable within 60 days held by all directors and officers as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 sets forth certain filing requirements relating to securities ownership by directors, executive officers and ten percent shareholders of a publicly held company. To the Company's knowledge, based on the representations of its directors and executive officers and copies of their respective reports filed with the Securities and Exchange Commission, all filing requirements were satisfied by each such person during the fiscal year ended September 25, 2002.

MISCELLANEOUS

        The entire cost of soliciting proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, certain officers, directors and employees of the Company, none of whom receive additional compensation therefor, may solicit proxies by telephone, facsimile or personal interview at the expense of the Company. The Company will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this proxy statement and the accompanying form of proxy to beneficial owners and will reimburse such record holders for their reasonable expense in forwarding solicitation material.

1.    ELECTION OF DIRECTORS

        Nine directors will be elected to serve until the next Annual Meeting and until their respective successors shall have been duly elected and qualified. Each of the nominees is currently a director of the Company. Eight were elected at the Annual Meeting of Shareholders held February 13, 2002. Dr. Ruth J. Person was elected as a director by the Board of Directors effective November 13, 2002.

        If any of the nominees named below is not available to serve as a director at the time of the Annual Meeting (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as directors of such other person or persons as the Board of Directors may designate, unless the Board of Directors, in its discretion, amends the Company's Bylaws to reduce the number of directors.

        The nominees for the Board of Directors of the Company are listed below, along with the age, tenure as director and business background for at least the last five years for each:

Name	Age	Served As Director Since	Business Experience
S. Sue Aramian	70	1981	Vice Chairwoman of the Company since 1990; Managing General Partner of Kelley & Partners, L.P., a private investment partnership, since 1974.
Alan B. Gilman	72	1992	President and Chief Executive Officer of the Company from 1992 to September 30, 2002; currently, Chief Executive Officer and Co-Chairman of the Company.
Stephen Goldsmith	56	1999
			Chairman of the Corporation for National and Community Service; Senior Vice President, Strategic Initiatives and e-Government, for ACS, a national business process outsourcer; Faculty Director, Innovations in American Government, Harvard University; Chairman of the Manhattan Institute's Center for Civic Innovation; Mayor of Indianapolis, Indiana from 1992 through 1999.
E. W. Kelley	85	1981	Chairman of the Company from 1984 to September 30, 2002; currently, Co-Chairman of the Company; Managing General Partner of Kelley & Partners, L.P. since 1974.
Charles E. Lanham	70	1971
			Chairman of the Board of Directors of Overhead Door Company of Indianapolis, Inc.; Vice Chairman of Klipsch Lanham Investments, a private investment company; Trustee of Windrose Medical Properties Trust, a publicly traded real estate investment trust.
Ruth J. Person	57	2002	Chancellor, Indiana University, Kokomo Campus; member of the Board of Directors, Indiana Technology Partnership, 2001-2002.
J. Fred Risk	74	1971	Chairman of the Board of Directors of Security Group, Inc.
John W. Ryan	73	1996	Private investor; Chancellor of the State University of New York Systems from 1996 through 1999; President of Indiana University from 1971 through 1987.
James Williamson, Jr.	71	1985	Private investor; former President and Chief Executive Officer of the Company from 1985 to 1990.

There is no family relationship among any of the nominees for director.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors, which held five meetings and acted two times by written consent during fiscal year 2002, has six standing committees: an Executive Committee, a Personnel/Benefits Committee, an Audit Committee, a Stock Option Committee, an Employee Stock Purchase Committee and an Investment Committee.

        The Executive Committee may exercise all of the powers of the Board of Directors in the management of the affairs of the Company to the extent permitted by law. The Executive Committee also functions as the Company's compensation committee by setting guidelines for the administration of salaries and incentive and equity-based compensation plans, and otherwise determining executive compensation levels. See "Report of the Executive Committee," below. During the fiscal year ended September 25, 2002, the Executive Committee met twice and acted two times by written consent. Mr. Williamson serves as Chairman and Ms. Aramian and Messrs. Kelley, Gilman and Risk serve as members of the Executive Committee.

        The Audit Committee, among other duties, serves in an oversight role intended to ensure the integrity and objectivity of the Company's financial reporting process. The Committee meets with representatives of management and the independent auditors to review matters of a material nature related to auditing, financial reporting, internal accounting controls and audit results. The Audit Committee is also responsible for making determinations regarding the independence and selection of the Company's independent auditors. See "Report of the Audit Committee," below. During the fiscal year ended September 25, 2002, the Audit Committee met twice. Mr. Risk serves as Chairman of the Committee and Messrs. Goldsmith, Lanham and Ryan serve as members. The Chairman and each member of the Audit Committee are "independent" as that term is defined in Section 301 of the Sarbanes-Oxley Act of 2002 and Sections 303.01B(2)(a) and 303.01B(3) of the Listing Standards for the New York Stock Exchange.

        The Stock Option Committee directs the administration of the Company's employee stock option plans in accordance with the terms of the plans. During fiscal 2002, the Stock Option Committee acted on two occasions by written consent. Dr. Ryan serves as Chairman of the Committee and Messrs. Lanham and Williamson are members of the Committee.

        The Personnel/Benefits Committee makes determinations and recommendations to the Board of Directors regarding personnel policies and employee benefit plans, administers the Company's 401k and Profit Sharing Plan and performs such other functions with respect to personnel and benefit matters as may be requested by the Board. The Personnel/Benefits Committee met two times during fiscal 2002. Mr. Lanham is Chairman of the Committee and Mr. Ryan is a member, together with Mr. James W. Bear, Senior Vice President and Chief Financial Officer, Mr. Gary T. Reinwald, Senior Vice President, Mr. Robert L. Grimm, Vice President, Human Resources, and Ms. B. Charlene Boog, Associate Vice President, Administration. Mr. Kelley and Mr. Gilman are ex officio members of the Committee.

        The Employee Stock Purchase Committee directs the administration of the Company's Employee Stock Purchase Plan in accordance with the terms of the Plan. Mr. Risk serves as Chairman of the Committee and Messrs. Lanham and Bear are members of the Committee. The Employee Stock Purchase Committee acted one time by written consent in fiscal 2002.

        The Investment Committee establishes investment guidelines for the Company's 401k and Profit Sharing Plan. During fiscal 2002, the Investment Committee met one time.

        No director attended less than 75% in the aggregate of (i) the total meetings of the Board of Directors, and (ii) the total number of meetings held by all Board committees on which he or she served.

COMPENSATION OF DIRECTORS

        Directors receive an annual fee of $18,000 plus $2,500 per board meeting and $1,000 per telephonic board meeting and committee meeting attended. Mr. Risk is paid an additional annual fee of $3,500 for services as a member of the Executive Committee. Mr. Williamson is paid as a consultant for certain administrative services at an annual fee of $12,000, subject to termination by the Company at any time, in addition to his compensation as a Director. Mr. Williamson receives no additional compensation for his services as Chairman of the Executive Committee. Directors who are officers of the Company are not paid for their services as directors. In the fiscal year ended September 25, 2002, the total compensation paid to nonemployee directors was $143,500. In addition, the ordinary and necessary expenses of members of the Board of Directors incurred in attending board and committee meetings are paid by the Company.

        Ms. Aramian has been an employee and a director of the Company since 1981. She will retire as an employee of the Company on February 12, 2003. The Board has approved a retirement benefit for Ms. Aramian, which consists of an annual payment of $93,000, payable in monthly installments commencing upon her retirement, for the remainder of her life. In addition, the Company will continue to provide medical insurance coverage for Ms. Aramian after her retirement.

        The Company believes in compensating its directors partly on the basis of the Company's success in increasing the value of its stock. Consequently, an important part of a director's compensation comes from stock options and the increase in their value. The Company has had director stock option plans (the "Plans") in place since 1990, which provide for non-discretionary grants of nonqualified stock options to the directors of the Company at a price equal to the fair market value of the Common Stock on the date of grant. Options currently outstanding under the Plans are exercisable as to 20% on the date of grant and 20% on each anniversary of the date of grant until fully exercisable. The current options expire five years from the date of grant. Directors who receive current grants under the Company's Employee Stock Option Plan are not eligible for director options.

        Options for the purchase of an aggregate of 46,000 shares of Common Stock were conditionally granted by the Board of Directors on November 13, 2002, subject to shareholder approval at the 2003 Annual Meeting. The conditional grants were made to Ms. Aramian, Ms. Person and Messrs. Kelley, Goldsmith, Lanham, Risk, Ryan and Williamson for 5,000 shares each, and to Messrs. Frank G. Regas and Wayne L. Kelley, directors of subsidiaries of the Company for 3,000 shares each, at an option price of $9.97 per share. See "Approval of the 2003 Director Stock Option Plan," below.

MANAGEMENT RELATIONSHIPS AND RELATED TRANSACTIONS

        During fiscal 2002, the Company paid $168,000 to Kelley & Partners, L.P. ("Kelley & Partners") for management and administrative services and certain office expenses. At the end of fiscal 2002, Kelley & Partners and the Company terminated their long-standing management agreement in conjunction with a one-time termination payment to Kelley & Partners in the amount of $100,000. Mr. E. W. Kelley, Co-Chairman, and Ms. S. Sue Aramian, Vice Chairwoman of the Company, are Managing General Partners of Kelley & Partners. Mr. Wayne L. Kelley, a General Partner of Kelley & Partners and son of Mr. E. W. Kelley, is a director of Steak n Shake Operations, Inc., a subsidiary of the Company.

        The Company granted franchise rights in 1991 to Kelley Restaurants, Inc., for development of Steak n Shake restaurants in the Atlanta, Georgia and Charlotte, North Carolina markets. The franchisee currently operates thirteen restaurants in Atlanta, Georgia and two in Charlotte, North Carolina, and paid $987,380 in royalty fees to the Company during fiscal 2002. Kelley, Inc. and Mr. E. W. Kelley, together, own a controlling interest in Kelley Restaurants, Inc. Mr. E. W. Kelley and Mr. Wayne L. Kelley serve as officers and directors, and Ms. Aramian, Mr. Williamson and Mr. Gilman serve as directors of Kelley Restaurants, Inc.

        The Board of Directors believes that the transactions described above were on terms no less favorable to the Company than would have been available in the absence of the relationships described.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table shows the compensation paid to the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers") for the last three fiscal years.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
	Fiscal Year	Salary ($)		Bonus ($)		Restricted Stock Awards ($)(1)		Stock Options (#)(2)	All Other Compensation ($)(3)
Alan B. Gilman(4) Co-Chairman and Chief Executive Officer	2002 2001 2000	$ $ $	425,000 425,000 417,460	$ $	137,500 108,500 None	$	None 98,500 None	66,681 20,995 None	$ $ $	16,777 18,522 19,445
E. W. Kelley Co-Chairman	2002 2001 2000	$ $ $	310,000 310,000 310,000		None None None		None None None	18,347 None None	$ $ $	15,091 16,102 16,605
James W. Bear Senior Vice President And Chief Financial Officer	2002 2001 2000	$ $ $	216,670 215,000 210,290	$ $	59,990 38,880 None	$	None 55,160 None	23,275 13,122 None	$ $ $	12,111 11,703 11,035
Gary T. Reinwald Senior Vice President	2002 2001 2000	$ $ $	221,690 215,000 210,290	$ $	64,070 38,880 None	$	None 66,980 None	40,341 13,122 8,428	$ $ $	9,084 9,606 11,063
Gary S. Walker Senior Vice President	2002 2001 2000	$ $ $	185,580 180,000 176,230	$ $	55,270 38,295 None	$	None 55,160 None	22,000 None None	$ $ $	10,150 10,141 7,377

(1)
The amounts shown in this column represent the market value of the restricted stock awarded under the Company's Capital Appreciation Plan and were calculated by multiplying the closing market price of the Company's Common Stock on the date of award by the number of shares awarded. The number and value of the aggregate unvested restricted stock holdings of each of the Named Executive Officers are as follows: Mr. Gilman, 12,500 shares ($98,500); Mr. Bear, 7,000 shares ($55,160); Mr. Reinwald, 8,500 shares ($66,980) and Mr. Walker, 7,000 shares ($55,160). Mr. Kelley holds no unvested restricted stock and has declined grants under the Capital Appreciation Plan since 1992. The shares of Common Stock are issued at the time of the award; however, these shares may not be transferred during a period of three years thereafter and are forfeited to the Company if the grantee is not employed by the Company (except for reasons of retirement, permanent disability or death) at the end of the period. The amounts do not reflect the cash value of Book Units awarded in tandem with the restricted Common Stock, which provide for a cash payment at the end of the three-year period equal to the sum of the net change in book value per share and the dividends paid per share during the period, as adjusted for stock dividends/splits. The recipient of the award is entitled to any dividends paid on outstanding Common Stock subsequent to the date of the award.

(2)
Options granted under the Employee Stock Option Plans provide for a reload option (the "Reload Option") in the event the optionee surrenders other shares of the Company's Common Stock in payment for option shares, in whole or in part. Any such Reload Option (i) will be for a number of shares equal to the number of shares so surrendered; (ii) will have an expiration date which is 5 years from the Reload Option issuance date; (iii) will be fully exercisable on the date of grant, and (iv) will have an exercise price equal to the average market price of the Company's Common Stock on the five (5) business days before the shares were surrendered to exercise the option. There is no Reload Option with respect to the exercise of a Reload Option. Mr. Gilman's 2001 stock option grant was the grant of a Reload Option for 20,995 shares on April 12, 2001. His 2002 stock option grants include the grant of options for 25,000 shares on each of October 1,

  2001 and June 21, 2002, and the grant of a Reload Option for 16,681 shares on January 29, 2002. Mr. Kelley's 2002 stock option grants include the grant of options for 5,000 shares on October 8, 2001 under a Director Stock Option Plan, and the grant of a Reload Option for 13,347 shares on April 17, 2002. Mr. Bear's 2001 stock option grant was the grant of a Reload Option for 13,122 shares on April 12, 2001. His 2002 stock option grants include the grant of options for 11,000 shares on October 1, 2001 and 5,000 shares on June 21, 2002, and the grant of a Reload Option for 7,275 shares on March 4, 2002. Mr. Reinwald's 2000 stock option grant was the grant of a Reload Option for 8,428 shares on February 1, 2000, and his 2001 stock option grant was the grant of a Reload Option for 13,122 shares on April 12, 2001. His 2002 stock option grants include the grant of options for 16,000 shares on each of October 1, 2001 and June 21, 2002, and the grant of a Reload Option for 8,341 shares on January 29, 2002. Mr. Walker's 2002 option grants include the grant of options for 11,000 shares on each of October 1, 2001 and June 21, 2002. More information regarding the fiscal 2002 stock option grants to the Named Executive Officers is set forth in the Option/SAR Grants in Last Fiscal Year table, which follows.

(3)
Includes (i) amounts payable pursuant to the Company's executive medical reimbursement plan which provides for payment of certain medical expenses, as defined, up to $3,500 for each plan year ending October 31, (ii) amounts paid by the Company for or on behalf of each executive with respect to group life insurance premiums for coverage in excess of $50,000, and (iii) amounts of annual profit sharing contributions by the Company to the accounts of the Named Executive Officers under the Company's Employee 401k and Profit Sharing Plan.

(4)
The Company has agreed that if Mr. Gilman leaves the Company's employment for any reason other than retirement or termination by the Company for cause, he will be paid at his base compensation rate on the date of termination for a period of nine months thereafter.

        The following table presents information for the Named Executive Officers who received stock options during fiscal 2002 under the Company's Employee Stock Option Plans:

Options/SAR Grants in Last Fiscal Year

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Percentage Of Total Options Granted To Employees In Fiscal 2002
Number of Options Granted
Name				Exercise Price ($ per share)		Expiration Date
							5% ($)	10% ($)
Alan B. Gilman (Reload Option)	25,000 25,000 16,681	4.2 4.2 2.8	% % %	$ $ $	9.90 15.10 12.92	10/1/06 6/21/07 1/29/07	68,500 104,250 59,551	151,000 230,500 131,613
E.W. Kelley(2) (Reload Option)	13,347	2.3%			$14.81	4/17/07	54,589	120,657
James W. Bear (Reload Option)	11,000 5,000 7,275	1.9 ..8 1.2	% % %	$ $ $	9.90 15.10 14.81	10/1/06 6/21/07 3/4/07	30,140 20,850 29,755	66,440 46,100 65,766
Gary T. Reinwald (Reload Option)	16,000 16,000 8,341	2.7 2.7 1.4	% % %	$ $ $	9.90 15.10 12.92	10/1/06 6/21/07 1/29/07	43,840 66,720 29,777	96,640 147,520 65,810
Gary S. Walker	11,000 11,000	1.9 1.9	% %	$ $	9.90 15.10	10/1/06 6/21/07	30,140 45,870	66,440 101,420

(1)
The dollar amounts under these columns are the result of calculations at the 5% and 10% rates as required by the Securities and Exchange Commission and should not be considered a reliable forecast of future appreciation, if any, of the Company's stock price. As an example, the Company's per share stock price would be $12.64 and $15.94 if increased by 5% and 10%, respectively, compounded annually over a five-year option term on a grant price of $9.90.

(2)
In addition to the Reload Option relating to a prior grant under the Company's Employee Stock Option Plan, Mr. Kelley received a grant of 5,000 option shares on October 8, 2001 under a non-qualified Director Stock Option Plan.

        The following table presents certain information for the Named Executive Officers relating to exercises of stock options during fiscal year 2002 under the Company's Employee Stock Option Plans and, in addition, information relating to the valuation of unexercised stock options:

Aggregated Option Exercises In
Fiscal 2002 and Fiscal Year End Option Values

			Number of Shares Underlying Unexercised Options On September 25, 2002
					Value of Shares Underlying Unexercised Options On September 25, 2002(2)
	Number of Shares Acquired On Exercise
Name		Dollar Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Alan B. Gilman	34,031	$141,394	126,816	40,500	$47,881	$15,450
E. W. Kelley(3)	21,484	$113,865	70,272	4,950	Nil	Nil
James W. Bear	12,891	$80,182	59,835	12,800	$28,020	$6,798
Gary T. Reinwald	12,891	$53,498	72,434	24,599	$32,946	$9,888
Gary S. Walker	None	N/A	20,130	18,040	$4,532	$6,798

(1)
Based on the New York Stock Exchange closing price of the Company's Common Stock on the date of exercise.

(2)
Based on the New York Stock Exchange closing price of the Company's Common Stock on September 25, 2002, of $10.93 per share.

(3)
On October 8, 2001, Mr. Kelley was granted an option to purchase 5,000 shares at $9.99 per share under a non-qualified Director Stock Option Plan. The option for the purchase of 2,000 of these shares is currently exercisable.

Long Term Incentive Plan Awards In Last Fiscal Year

        There were no grants to the Named Executive Officers under the Company's Capital Appreciation Plan in fiscal year 2002.

REPORT OF THE EXECUTIVE COMMITTEE

        The compensation of the Company's executive officers is determined by the Board of Directors, generally upon recommendation of the Executive Committee (the "Committee"). See "Committee Interlocks and Insider Participation," below. The following report with respect to certain cash and stock compensation paid or awarded to the Company's executive officers, including the Named Executive Officers, during fiscal 2002 is furnished by the directors who comprise the Executive Committee.

General Policies

        The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the high level management talent required to achieve corporate objectives and, thereby, increase shareholder value. It is the Company's policy to provide cash and stock incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the success of the Company's business. To attain these objectives, the Company's Executive Compensation Program includes a competitive base salary, coupled with an added cash incentive bonus, which is "at risk" based on the performance of the Company's business primarily as reflected in the achievement of predetermined financial and operational objectives. In addition, awards may be made under the Company's Capital Appreciation Plan to a select group of executives and under the Company's Employee Stock Option Plan to a broader group of management employees based upon the potential contributions of each to the long-term profitability and growth of the Company's business. As a general matter, as an executive officer's level of management responsibility in the Company increases, a greater portion of his or her potential total compensation depends upon the Company's performance as measured by the attainment of defined financial and operational performance objectives. In addition, all eligible Company employees, including its eligible executive officers, participate in the profit sharing component of the Company's Employee 401k and Profit Sharing Plan. Subject to the discretion of the Board of Directors, the Company makes annual contributions to a trust for the benefit of employees participating in the Plan.

Relationship of Compensation to Performance

        From time to time, the Executive Committee establishes, subject to the approval of the Board of Directors, the salaries which will be paid to the Company's executive officers. In setting base salaries, the Executive Committee takes into account a number of factors, including competitive compensation data, the extent to which an individual may participate in the incentive compensation plans maintained by the Company, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities and job performance.

        In connection with the compensation determinations to be made, the Company utilizes the Hay Guide Chart-Profile Method of Job Evaluation developed by Hay Management Consultants, a nationally recognized compensation consulting firm, to evaluate and rank executive and management positions within the Company. This method of measuring job difficulty and importance, as updated from time to time, together with the Towers Perrin Annual Chain Restaurant Compensation survey and other studies that become available, serve as reference points for the Committee and the Board of Directors in establishing compensation programs for the Company's executive officers and other management which are appropriate and competitive within the industry.

        The Committee also determines, with the approval of the Board of Directors, the terms of the Company's Incentive Bonus Plan in which the executive officers participate. In doing so, the Committee reviews management's plans for the Company's growth and profitability, determines the criteria for bonus awards, including the bonus percentage level for each executive, and recommends to the Board the level of attainment of financial performance objectives by the Company for awards to be made under the Plan.

        For fiscal 2002, each of the Company's executive officers received compensation pursuant to the Company's annual Incentive Bonus Plan, except for Mr. Kelley. Each year the Board establishes, in advance, a targeted profit growth goal. Each executive job classification has a specific bonus percentage level based on the job rating (as explained above). Bonuses are determined based on the Company's actual earnings results as compared to the targeted profit goal. No bonus is paid for performance below the target. However, bonus payments may escalate as high as four times the individual bonus percentage level if increases are substantially above the targeted profit goal.

Stock Option Awards

        Stock options are granted to key employees by the Stock Option Committee under the Company's Stock Option Plans (the "Plans"). The number of shares subject to options granted to each individual generally depends upon his or her level of management responsibility. The largest grants are awarded to the employees who, in the view of the Stock Option Committee, have the greatest potential to impact the Company's profitability and growth. Options under the Plans may be either incentive stock options or nonqualified stock options at the discretion of the Committee and are granted at an exercise price equal to 100% of the fair market value on the date of grant. The Stock Option Committee has discretion, as limited by the Plans, as to the duration of the option exercise period and the vesting of the right to exercise within that period. Options currently outstanding under the Plans are exercisable as to 20% on the date of grant and 20% on each anniversary of the date of grant thereafter until fully exercisable, with the exception of Reload Options, which are fully exercisable on the date of the grant. The majority of outstanding options expire five years from the date of grant. Options granted to the Company's employees on April 29, 1998 and May 6, 1999 expire ten years from the date of grant. Stock option awards to the Named Executive Officers over the past three fiscal years are disclosed in the Summary Compensation Table.

Restricted Stock Awards

        Restricted stock awards under the Company's Capital Appreciation Plan may be granted by the Board of Directors, upon recommendation by the Executive Committee, to executive officers and other key employees of the Company. The number of restricted shares and book units awarded are intended to serve as a retention vehicle and are based on the Board's evaluation of the contributions of each grantee to the long-term profitability and growth of the Company. The grantee holds all of the ownership rights to the stock from the date of grant, including the right to vote the stock and receive dividends thereon, if paid, but may not transfer or assign the stock during a period of three years following the date of the grant. These shares are forfeited to the Company if the grantee is not employed by the Company (except for reasons of retirement, permanent disability or death) at the end of the period. Book units granted in conjunction with the shares are paid in cash at the end of the forfeiture period in an amount equal to the sum of the net change in book value per share and the dividends paid per share during the period, as adjusted for stock dividends/splits. Mr. Kelley has declined grants of Restricted Stock Awards under the Plan since 1992. Restricted Stock Awards to the Named Executive Officers over the past three fiscal years are disclosed in the Summary Compensation Table.

Compensation of Chief Executive Officer

        Alan B. Gilman was elected as President and Chief Executive Officer of the Company in 1992 and is currently Co-Chairman and Chief Executive Officer. The total compensation paid to Mr. Gilman during fiscal year 2002 was determined by the Board of Directors in accordance with the criteria described in the "Relationship of Compensation to Performance," "Stock Option Awards" and "Restricted Stock Awards" sections in this report. He received a base compensation of $425,000 in fiscal 2002 and an incentive bonus of $137,500, representing 32.4% of his fiscal 2002 base salary. Additional details regarding Mr. Gilman's total cash and stock compensation over the past three fiscal years are disclosed in the Summary Compensation Table.

        The foregoing report is respectfully submitted by the members of the Executive Committee.

James Williamson, Jr., Chairman	E.W. Kelley	S. Sue Aramian	Alan B. Gilman	J. Fred Risk

Committee Interlocks and Insider Participation

        Mr. Kelley, Co-Chairman of the Company, Mr. Gilman, Co-Chairman and Chief Executive Officer of the Company, and Ms. Aramian, Vice Chairwoman of the Company, are members of the Executive Committee, but do not participate in deliberations or recommendations of that Committee relative to their compensation. Mr. Williamson and Mr. Risk are members of the Executive Committee, but are not employees of the Company or any of its affiliates.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors. The charter was recently amended by the Board of Directors, at the recommendation of the Audit Committee, to reflect the increased duties and responsibilities given to audit committees of public companies by the Sarbanes-Oxley Act of 2002. A copy of the charter is attached to this Proxy Statement as Appendix A.

        Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        The Audit Committee fulfills its responsibilities through periodic meetings with the Company's independent auditors, internal auditors and members of the Company's management. During fiscal year 2002, the Audit Committee met two times. In addition, the chairman of the Audit Committee, as a representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with management and the Company's independent auditors prior to public release.

        The Audit Committee has reviewed the Company's audited financial statements for the fiscal year ended September 25, 2002, and discussed them with management and the Company's independent auditors. The Audit Committee's review included discussion with the independent auditors of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors that firm's independence. More information regarding the Company's independent auditors is attached to this Proxy Statement as Appendix B.

        Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the independent auditors, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended September 25, 2002, to be filed with the Securities and Exchange Commission.

        The Audit Committee has not yet selected the Company's independent auditors for fiscal year 2003. In light of changes in audit requirements mandated by the Sarbanes-Oxley Act and recommendations regarding the rotation of audit firms from several sources, the Audit Committee plans to solicit proposals from several candidates prior to selecting the Company's independent auditors for fiscal year 2003.

        The foregoing report is respectfully submitted by the members of the Audit Committee.

J. Fred Risk, Chairman	Stephen Goldsmith	Charles E. Lanham	John W. Ryan

COMPANY PERFORMANCE

        The graph below compares for each of the last five fiscal years the cumulative total return of the Company, the S&P 500, the S&P SmallCap 600 and the S&P Restaurants Indices. The Company is included among the companies comprising the S&P SmallCap 600, a major market index. The S&P Restaurants Index is included in the graph in order to provide a more direct comparison of the Company's returns to those of other companies in the restaurant business. The cumulative total returns displayed below have assumed $100 invested on September 30, 1997, in the Company's Common Stock, the S&P 500, the S&P SmallCap 600 and the S&P Restaurants Indices, and reinvestment of dividends paid since September 30, 1997.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG THE STEAK N SHAKE COMPANY, THE S & P 500 INDEX,
THE S & P SMALLCAP 600 INDEX AND THE S & P RESTAURANTS INDEX

        * $100 invested on 9/30/97 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

2.    APPROVAL OF THE 2003 DIRECTOR STOCK OPTION PLAN

        Subject to approval by the vote in favor of adoption of the Plan by persons holding a majority of the shares of Common Stock in attendance and voting at the Annual Meeting, the Board of Directors of the Company approved on November 13, 2002, the 2003 Director Stock Option Plan (the "Plan") for members of the Board of Directors not otherwise receiving current option grants under the Company's Employee Stock Option Plans. Pursuant to the Plan, non-discretionary, non-qualified stock options have been granted to directors of the Company to purchase an aggregate of 46,000 shares of the Company's Common Stock. The options have a term of five years from the date of grant and are exercisable in annual increments of 20% commencing on the date of grant. All options were conditionally granted effective November 13, 2002, at an option price of $9.97, which is equal to the closing price of the Company's Common Stock on the New York Stock Exchange on the date of the grant. Options are not transferable except by will or the laws of descent and distribution.

        The options were conditionally granted to eight of the Company's directors. Ms. Aramian, Ms. Person and Messrs. Kelley, Goldsmith, Lanham, Risk, Ryan and Williamson conditionally received 5,000 shares, and two directors of subsidiaries of the Company, Mr. Wayne L. Kelley and Mr. Frank G. Regas, conditionally received 3,000 shares, for a total of 46,000 shares, being all of the shares authorized under the Plan. No further options will be granted under the Plan and, if any outstanding options expire or terminate for any reason without having been exercised in full, the forfeited options will not become eligible for further grant under the Plan. A copy of the 2003 Director Stock Option Plan has been included as Appendix C to this Proxy Statement, and the foregoing discussion is qualified in its entirety by reference to that Appendix. The following table regarding the 2003 Director Stock Option Plan is provided as required by regulations:

NEW PLAN BENEFITS
2003 DIRECTOR STOCK OPTION PLAN

Name and Position	Dollar Value ($)	Number of Units
E.W. Kelley Co-Chairman	0	5,000
Executive Group	0	10,000
Non-Executive Director Group(1)	0	36,000
Non-Executive Officer Employee Group	0	0

(1)
Includes two directors of subsidiary corporations as stated above.

        The following table provides information regarding the Company's current equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by shareholders	1,405,230	$12.95	1,361,497
Equity compensation plans not approved by shareholders	79,550	$10.91	—

Total	1,484,780	$12.05	1,361,497

Federal Income Tax Consequences Of Nonqualified Stock Options

        An optionee will not be subject to tax at the time a nonqualified option is granted; however, a director who exercises a nonqualified option must include in income as of the date of exercise the difference between (a) the amount paid for Common Stock upon exercise of the option and (b) the fair market value of the Common Stock. The recognized income may be subject to withholding for federal, state and local income and other payroll taxes. The optionee's federal income tax cost basis for the Common Stock will be the amount paid for the Common Stock plus the income recognized. If an optionee uses Common Stock in full or partial payment of the exercise price of a nonqualified option, the exchange should not affect the federal income tax treatment of the exercise. The optionee will realize no gain or loss with respect to the Common Stock so used. The net additional shares of Common Stock received upon such exercise by the optionee will have a federal income tax cost basis equal to the ordinary income recognized as a result of the option exercise (plus the amount of any cash used in the option exercise) and a holding period commencing upon the date such income is recognized. Subsequent sale of such Common Stock will result in a capital gain or loss equal to the difference between the optionee's federal income tax cost basis for the Common Stock and the sale price.

        The Company will be entitled to a federal income tax deduction in the amount of the ordinary income recognized by the optionee as of the date the optionee recognizes ordinary income.

Vote Required

        Shareholder approval of the 2003 Director Stock Option Plan will require the affirmative vote of the holders of a majority of the Company's Common Stock present or represented and voting at the Annual Meeting.

        THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSAL TO APPROVE THE STEAK N SHAKE COMPANY'S 2003 DIRECTOR STOCK OPTION PLAN AS DESCRIBED ABOVE.

3.    OTHER MATTERS

        As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those set forth above. If any other matters should properly come before the meeting, the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

APPENDIX A

THE STEAK N SHAKE COMPANY
AUDIT COMMITTEE CHARTER

Organization

        There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three (3) directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. Each member of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission. At least one member of the Committee shall be a "financial expert" as such term is defined by the Securities and Exchange Commission. One member of the Committee shall serve as Chair of the Committee. The Chair shall be responsible for organizing and coordinating the activities of the Committee in discharging the responsibilities set forth in this Charter.

Statement of Policy

        The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to the Company's financial statements, the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company's financial statements. Specifically, the Audit Committee shall assist the Board of Directors in its oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditors' qualifications and independence, and (4) the performance of the Company's internal audit functions and independent auditors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication among the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

        The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee. The Audit Committee shall have the ultimate authority and responsibility to evaluate, select, retain and terminate the independent auditors.

Responsibilities

        In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

        In carrying out these responsibilities, the Audit Committee will:

  •
  On a periodic basis, obtain a formal written statement from the independent auditors delineating all relationships between the auditors and the Company. Engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors. Recommend to the Board of Directors any appropriate action in response to the auditors' report necessary to ensure the auditors' independence.

  •
  Annually retain the independent auditors to audit the financial statements of the Company and its divisions and subsidiaries, determine the fees payable to the independent auditors and any other terms of their engagement and, where necessary, discharge the independent auditors.

  •
  Consider and preapprove, as required by applicable laws and regulations, all auditing services and non-audit services proposed to be provided to the Company by the independent auditors. The Committee may delegate the authority to grant preapprovals to one or more designated members of the Committee provided that any preapproval granted by a designated member shall be presented to the full Committee at its next scheduled meeting.

  •
  At least annually, obtain and review a report by the independent auditors describing the following: the independent auditors' internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with such issues; and (to assess the independent auditors' independence) all relationships between the independent auditors and the Company.

  •
  Meet with the independent auditors and the management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and, at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

  •
  Review with the independent auditors any problems or difficulties the independent auditors may have encountered and the management letter provided by the independent auditors and the Company's response to that letter.

  •
  Discuss guidelines and policies to govern the process by which the Company assesses and manages its exposure to financial risk.

  •
  Review with the independent auditors and management the adequacy and effectiveness of the accounting and financial controls of the Company, including the Company's systems to monitor and manage business and financial risk, and legal and ethical compliance programs. Further, the Committee will meet separately with management and with the independent auditors, with and without management present, to discuss the results of their examination.

  •
  Meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent auditors.

  •
  In accordance with applicable regulations, establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  •
  Review and discuss with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q, the Company's interim financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", to be included in the Quarterly Report. Discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for the purpose of the quarterly review.

  •
  Review and discuss with management and the independent auditors the audited financial statements to be contained in the Company's annual report to shareholders (or, if filed earlier, the Company's Annual Report on Form 10-K) and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included therein. Review and discuss with management and the independent auditors their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Based on such review and discussion, the Committee will make a recommendation to the Board of Directors as to whether the audited financial statements should be included in the annual report to shareholders.

  •
  Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

  •
  Review analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

  •
  Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

  •
  Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. This task may also be delegated by the Committee to the Chair or other member of the Committee.

  •
  Review accounting and financial human resources and succession planning within the Company. The Committee will set clear hiring policies for employees or former employees of the independent auditors, taking into account the pressures that may exist for auditors seeking a job with a Company they audit.

  •
  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

  •
  Investigate any matter brought to its attention within the scope of its duties.

  •
  As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

  •
  Have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee, as representatives of the Company's shareholders.

  •
  Prepare the report required by the Securities and Exchange Commission's rules to be included in the Company's proxy statement relating to its annual meeting of shareholders.

  •
  At least annually, review and reassess this Charter and propose any appropriate changes to the Board of Directors for approval.

  •
  Carry out such other duties that may be delegated to it by the Board of Directors from time to time.

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. The Committee shall have no duty to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to ensure compliance with the laws and regulations to which the Company is subject. The performance of the Committee shall be evaluated annually by the Board of Directors and its findings discussed with the Audit Committee.

APPENDIX B

RELATIONSHIP WITH INDEPENDENT AUDITORS

        Ernst & Young LLP, independent certified public accountants, examined the Company's financial statements for the fiscal year ended September 25, 2002, as they have for each fiscal year since 1982. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal year ended September 25, 2002, and the reviews of the condensed financial statements included in the Company's quarterly Reports on Forms 10-Q for the fiscal year ended September 25, 2002, were $162,000.

Financial Information Systems Design and Implementations Fees

        There were no information technology services rendered by Ernst & Young LLP to the Company during the fiscal year ended September 25, 2002.

All Other Fees

        The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by Ernst & Young LLP during the fiscal year ended September 25, 2002, were $121,044. These services consisted of the following:

Type of Service	Amount of Fee
Employee Benefit Plan Audit	$12,285
WOTC/WTW Tax Credit Processing	$82,900
Other Tax and Miscellaneous Matters	$25,859

$121,044

Consideration of Non-Audit Services Provided by the Independent Accountant

        The Audit Committee has considered whether the services provided under non-audit services are compatible with maintaining the auditor's independence and has determined that such services are compatible.

APPENDIX C

THE STEAK N SHAKE COMPANY'S
2003 DIRECTOR STOCK OPTION PLAN

1.    Purpose.

        The purpose of The Steak n Shake Company's Director Stock Option Plan (the "Plan") is to provide those directors of The Steak n Shake Company (the "Company"), and its subsidiaries, who do not currently receive options under the Company's Employee Stock Option Plan (the "Directors"), a favorable opportunity to acquire shares of Common Stock of the Company, (the "Common Stock"), thereby providing them with an increased incentive to work for the success of the Company and better enabling the Company to attract and retain directors.

2.    Administration of the Plan.

        It is intended that the Plan be administered as a non-discretionary plan, and no person shall have any discretion as to:

  (a)
  the selection of Directors to whom stock options under the Plan shall be granted, and

  (b)
  the number of shares granted to each Director under the Plan.

3.    Tax Status.

        Options granted under the Plan will not be entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

4.    Eligibility.

        Options may be granted only to Directors of the Company who do not currently receive options under the employee stock option plans sponsored by the Company.

5.    Stock Subject to the Plan.

        There shall be reserved for issuance upon the exercise of options granted under the Plan 46,000 shares of Common Stock of the Company, with a stated value of $.50 per share, which may be authorized but unissued shares or treasury shares of the Company. Subject to Section 8 hereof, the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall not become available for other options under the Plan.

6.    Option Grants and Option Period.

        Without further action by the Board of Directors (the "Board"), each Director listed below shall automatically receive an option to purchase the shares of Common Stock indicated, subject to approval by the shareholders of the Company at the 2003 Annual Meeting. Each option shall expire 5 years after date of grant. Each option shall be subject to earlier termination as hereinafter provided.

E.W. Kelley	5,000 shares
S. Sue Aramian	5,000 shares
Stephen Goldsmith	5,000 shares
Charles E. Lanham	5,000 shares
Ruth J. Person	5,000 shares
J. Fred Risk	5,000 shares
John W. Ryan	5,000 shares
James Williamson, Jr.	5,000 shares
Wayne L. Kelley	3,000 shares
Frank G. Regas	3,000 shares

7.    Terms of Option.

        Each option granted under the Plan shall be evidenced by a Stock Option Agreement between the Company and the optionee and shall be subject to the following terms and conditions:

  (a)
  Option Price—The price to be paid for shares of Common Stock upon the exercise of each option shall be the fair market value on the date of grant. As used herein, fair market value shall be the closing sales price for the Common Stock on the New York Stock Exchange on the date of grant.

  (b)
  Period for Exercise of Option—An option shall not be exercisable after five (5) years from the date on which such option is granted.

  (c)
  Purchase of Shares—The option price of each share of Common Stock purchased upon exercise of an option shall be paid in full, in cash, at the time of exercise; provided, however, that an optionee may exercise an option in whole or in part by tendering to the Company whole shares of the Company's Common Stock owned by him or her having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. For this purpose, any shares so tendered by an optionee shall be deemed to have a fair market value equal to the average of the closing sales price for the stock on the New York Stock Exchange for the five trading days preceding the date of exercise of the option. An option may be exercised at any time and from time to time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the option or the Plan, but not at any time as to fewer than 100 shares. An option may be exercised only by written notice to the Company, mailed to the attention of the Secretary of the Company, signed by the optionee (or such other persons as shall demonstrate to the Company his or her right to exercise the option), specifying the number of shares in respect of which it is being exercised, and accompanied by payment of the option price for such shares. The certificate or certificates for the shares as to which the option is exercised shall be registered in the name of the person or persons exercising the option and shall be delivered to or upon the order of that person or persons as soon as practicable after such written notice is received by the Company. An optionee shall not have any rights of a shareholder in respect to the shares subject to an option until a certificate representing such shares has been issued.

  (d)
  Termination of Option—If an optionee ceases to be a director of the Company for any reason other than permanent and total disability (within the meaning of Section 105(d)(4) of the Code), or death, any option granted to him or her shall forthwith terminate. Leave of absence approved by the Board of Directors shall not constitute cessation of directorship. If an optionee ceases to be a director of the Company by reason of permanent or total disability (within the meaning of Section 105(d)(4) of the Code), any option granted to him or her may be exercised by him or her in whole or in part within one year after the date of termination as a director by reason of such disability. In the event of death of an optionee while serving as a director, any option granted to him or her may be exercised in whole or in part at any time after the date of death by the executor or administrator of his or her estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution until the expiration of the option term. Notwithstanding the foregoing provisions of this subsection (d), no option shall, in any event, be exercisable after the expiration of the period set out in subsection (b) above.

  (e)
  Nontransferability of Option—An option may not be transferred by the optionee other than by will or the laws of descent and distribution and, during the lifetime of the optionee, shall be exercisable only by him or her.

  (f)
  Investment Representations—Unless the shares subject to an option are registered under the applicable federal and state securities laws, each optionee by accepting an option shall be deemed to agree for himself or herself and his or her legal representatives that any option granted to him or her and any and all shares of Common Stock purchased upon the exercise of the option shall be acquired for investment and not with a view to, or for the sale in connection with, any distribution thereof. Any shares issued pursuant to an exercise of an option may bear a legend evidencing these limitations on transfer.

8.    Adjustment of Shares.

        In the event of any change after the effective date of the Plan in the outstanding shares of Common Stock of the Company by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of Common Stock of the Company, the Company shall make a corresponding adjustment in the number and kind of shares reserved under the Plan, and in the option price and the number and kind of shares covered by outstanding options granted and to be granted under the Plan as determined by the Board. Any determination by the Board hereunder shall be conclusive.

9.    Amendment.

        The Board may amend the Plan from time to time and, with the consent of the optionee, the terms and provisions of an option, except that:

  (a)
  the number of shares of stock which may be reserved for issuance under the Plan may not be increased except as provided in Section 8 hereof;

  (b)
  the option price under any option may not be reduced to less than the fair market value of the Common Stock on the date such option is granted except as provided in Section 8 hereof;

  (c)
  the number of shares subject to options granted to any individual Director, the date of such grants and the period during which an option may be exercised may not be modified except as provided in Section 8 hereof, and

  (d)
  the class of persons to whom options may be granted under the Plan may not be modified.

        No amendment of the Plan may, without the consent of optionees, make any changes in any outstanding options theretofore granted under the Plan that would adversely affect the rights of such optionees.

10.  Termination.

        The Plan shall terminate upon the earlier to occur of (a) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of options granted hereunder or (b) at any time upon determination by the Board of Directors. Any termination by the Board of Directors shall not affect the validity of any option theretofore granted under the Plan.

11.  Governing Law.

        The terms of any options granted hereunder and the rights and obligations hereunder of the Company, the Directors and their successors in interest shall, except to the extent governed by federal law, be governed by Indiana law.

12.  Government and Other Regulations.

        The obligations of the Company to issue or transfer and deliver shares under the options granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative actions, and the options granted pursuant to the Plan may not be exercised until all applicable Federal and State securities requirements pertaining to the offer and sale of securities issued pursuant to the Plan have been met.

13.  Effective Date.

        The Plan shall become effective when it has been approved by the Board; provided, however, that the effectiveness of any grant of options pursuant to the Plan prior to the 2003 Annual Meeting of Shareholders shall be conditional upon the approval of the Plan by the holders of at least a majority of the outstanding shares of the Company's stock entitled to vote at the 2003 Annual Meeting.

PROXY

THE STEAK N SHAKE COMPANY
ANNUAL MEETING OF SHAREHOLDERS
FEBRUARY 12, 2003

The undersigned appoints E.W. Kelley, J. Fred Risk and S. Sue Aramian and each of them, the proxies of the undersigned with full power of substitution, to vote all shares of Common Stock of The Steak n Shake Company, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held February 12, 2003, or at any adjournment thereof, as follows:

1.	ELECTION OF DIRECTORS:
	FOR all nominees listed below (except as marked to the contrary)						☐
	WITHHOLD AUTHORITY to vote for all nominees listed below						☐
S. Sue Aramian, E.W. Kelley, Alan B. Gilman, Stephen Goldsmith, Charles E. Lanham, Ruth J. Person, J. Fred Risk, John W. Ryan and James Williamson, Jr.
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

2.	PROPOSAL TO APPROVE THE COMPANY'S 2003 DIRECTOR STOCK OPTION PLAN, AS ADOPTED BY THE BOARD OF DIRECTORS.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	The proxies are authorized to vote, in their discretion, on matters which may properly come before the Annual Meeting to the extent set forth in the Proxy Statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Your vote is important. If you do not expect to attend the Annual Meeting or if you plan to attend but wish to vote by proxy, please sign, date and mail this proxy. A return envelope is provided for this purpose.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

DATE:	(Signatures)

Please date this proxy. If shares are held jointly, both joint owners should sign. If signing as attorney, executor, administrator, guardian or in any other capacity, please give your full title as such.

QuickLinks

1. ELECTION OF DIRECTORS
  COMPENSATION OF EXECUTIVE OFFICERS
  REPORT OF THE EXECUTIVE COMMITTEE
2. APPROVAL OF THE 2003 DIRECTOR STOCK OPTION PLAN
3. OTHER MATTERS
APPENDIX A
APPENDIX B
APPENDIX C